UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2008
Southern Community Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-50252	58-2639705

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
525 North Jeff Davis Drive, Fayetteville, Georgia 30214
(Address of Principal Executive Offices, including Zip Code)
(770) 461-4365
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective November 12, 2008, Southern Community Bancshares, Inc., a Georgia corporation (the “Company”) that is the parent holding company of Southern Community Bank, a Georgia state chartered bank (the “Bank”), entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of Atlanta (the “FRB Atlanta”) and the Banking Commissioner of the State of Georgia (the “Georgia Commissioner”). The Board of Governors of the Federal Reserve (the “Federal Reserve”) will make a copy of the Agreement available on the “List of Enforcement Actions” page of its Internet website, which is located at www.federalreserve.gov/boarddocs/enforcement/search.cfm. The contents of the Federal Reserve System’s Internet website are not incorporated by reference into, and are not otherwise a part of, this Current Report on Form 8-K.
     The Agreement prohibits the Company’s ability to receive from the Bank any dividends or any form of payment representing a reduction in capital of the Bank without the prior written approval of the FRB Atlanta and the Georgia Commissioner. The Agreement also prohibits the Company’s ability to declare or pay any dividends unless (i) such declaration or payment is consistent with the Federal Reserve’s Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies and the Georgia Department of Banking and Finance’s Statement of Policies, and (ii) the Company has received the prior written approval of the FRB Atlanta, the Director of the Division of Banking Supervision and Regulation of the Federal Reserve (the “Director”) and the Georgia Commissioner. The Agreement further prohibits the Company’s ability to make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRB Atlanta, the Director and the Georgia Commissioner. All requests for prior approval must be received by the FRB Atlanta and the Georgia Commissioner at least 30 days prior to the proposed dividend declaration date, the date of any proposed distribution on subordinated debentures and/or the date of any required notice of deferral on trust preferred securities, as applicable, and any such notice must contain certain current and projected consolidated earnings and financial information related to the Company and the Bank.
     The Agreement prohibits the Company from (i) incurring, increasing or guarantying any debt, and (ii) purchasing or redeeming any shares of its common stock, in each case, without the prior written approval of the FRB Atlanta and the Georgia Commissioner.
     The Agreement also requires the Company to (i) comply with the notice provisions of Section 32 of the Federal Deposit Insurance Act, as amended (the “FDI Act”), and Subpart H of the Federal Reserve’s Regulation Y in appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, and (ii) comply with the restrictions on indemnification and severance payments set forth in Section 18(k) of the FDI Act and Part 359 of the Federal Deposit Insurance Corporation’s (the “FDIC”) regulations.
     The Agreement requires the Company’s Board of Directors to submit written progress reports to the FRB Atlanta and the Georgia Commissioner within 30 days after the end of each calendar quarter following the date of the Agreement detailing the form and manner of all actions taken to secure the Company’s compliance with the Agreement and the results thereof.

     The Agreement does not affect the Bank’s ability to continue to conduct its banking business with customers in a normal fashion. Banking products and services, hours of business, Internet banking, and free worldwide ATM usage will all be unaffected. The Bank’s deposits will remain insured by the FDIC to the maximum allowed by law. The Agreement will remain effective and enforceable until stayed, modified, terminated or suspended by the FRB Atlanta and the Georgia Commissioner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 18, 2008

SOUTHERN COMMUNITY BANCSHARES, INC.
By:	/s/ David Coxon
David Coxon
Chief Executive Officer

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